Exhibit 25-2

FORM T-2
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF AN
INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)      ☐

D.G. Donovan
(Name of trustee)

N/A	2 N. LaSalle Street
(I.R.S. employer	Suite 1020
identification no.)	Chicago, IL 60602
(Business address: street,
city state and zip code)

Commonwealth Edison Company
(Exact name of obligor as specified in its charter)

Illinois	36-0938600
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

440 South LaSalle Street
Suite 3300
Chicago, Illinois	60605-1028
(Address of principal executive offices)	(Zip code)

First Mortgage Bonds
(Title of the indenture securities)

1.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (see Note on page 3.)

2.	Trusteeships under other indentures.

If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:
(a)	Title of the securities outstanding under each such other indenture.
Not applicable.
(b)	A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
Not applicable.
11.	List of Exhibits.
None.

NOTE
          Inasmuch as this Form T-2 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 1, the answer to said Item is based on incomplete information.
          Item 1 may, however, be considered as correct unless amended by an amendment to this Form T-2.

SIGNATURE
          Pursuant to the requirements of the Trust Indenture Act of 1939, I, D.G. Donovan have signed this statement of eligibility in The City of Chicago and State of Illinois, on the 1st day of May, 2006.

/s/	D.G. DONOVAN

Name:	D.G. DONOVAN